SCHEDULE 14A INFORMATION
                            ------------------------

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]   Preliminary Proxy Statement
[X]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                          CENTURION GOLD HOLDINGS, INC.
                         ------------------------------
                (Name of Registrant as specified in its charter)


(Name of Person(s) Filing Proxy Statement), if other than Registrant

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)   Title of each class of securities to which transaction applies:
(2)   Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and how it was determined):
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(5)   Total fee paid:

[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount Previously Paid:
      (2)   Form, Schedule or Registration Statement No.:
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

                          CENTURION GOLD HOLDINGS, INC.
                                12 Main Reef Road
                           Primrose, South Africa 1401

                  NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD DECEMBER 17, 2004

TO THE SHAREHOLDERS OF CENTURION GOLD HOLDINGS, INC.:

         NOTICE IS HEREBY GIVEN, that the Annual Meeting of the shareholders (the "Meeting") of Centurion Gold Holdings, Inc., a corporation formed under the laws of the State of Florida (the "Company") will be held at 11:00 A.M. on December 17, 2004 at the offices of Gersten, Savage, Kaplowitz, Wolf & Marcus, LLP, at 101 East 52nd Street, New York, NY, 10022 for the following purpose:

1. To approve the nominations of Arthur Johnson, Keith Archie Hart, Andrew Dale Paul, Bruce Williamson, Dr. Wynand Goosen, and Michael Godfrey Saner to the Company's Board of Directors;

2. To ratify the appointment of Webb & Company, P.A. as the Company's Independent Certified Public Accountants for the ensuing year;

3. To consider and vote upon a proposal to increase the Company's authorized share capital to three hundred million (300,000,000) shares of Common Stock;

4. To act upon such other business as may properly come before the Meeting or any adjournment thereof.

         Shareholders of record at the close of business on November 24, 2004 are entitled to notice of and to vote at the Meeting or any adjournment or postponement thereof. Whether you expect to attend the Meeting in person or not, please sign, fill out, date and return the enclosed proxy in the self-addressed, postage-paid envelope also enclosed. If you attend the Meeting and prefer to vote in person, you can revoke your proxy.

                                         By Order of the Board of Directors,
                                         Dale Paul
                                         CEO
November 30, 2004

                          CENTURION GOLD HOLDINGS, INC.
                                12 Main Reef Road
                           Primrose, South Africa 1401
                         -------------------------------

                                 PROXY STATEMENT

                         -------------------------------

           ANNUAL MEETING OF SHAREHOLDERS TO BE HELD DECEMBER 17, 2004

         This Proxy Statement is being furnished in connection with the solicitation by the board of directors of Centurion Gold Holdings, Inc. (the "Company"), for use at the Annual Meeting (the "Meeting") of shareholders (the "Shareholders") of the Company to be held on December 17, 2004 at 11:00 A.M. at the offices of Gersten, Savage, Kaplowitz, Wolf & Marcus, LLP, at 101 East 52nd Street, New York, NY, 10022 and at any adjournment or postponement thereof.

         Only Shareholders of record at the close of business on November 24, 2004 (the "Record Date") are entitled to vote at the Meeting. As of the Record Date, there were issued and outstanding 49,823,750 shares of the Company's common stock (the "Common Shares") and no shares of Preferred Stock. Each outstanding Common Share is entitled to one vote on all matters properly coming before the Meeting. All properly executed, unrevoked proxies on the enclosed form of proxy that are received in time will be voted in accordance with the Shareholder's directions and, unless contrary directions are given, will be voted for the proposals (the "Proposals") described below. Anyone giving a proxy may revoke it at any time before it is exercised by giving the board of directors of the Company written notice of the revocation, by submitting a proxy bearing a later date or by attending the Meeting and voting in person.

         The presence in person or by properly executed proxy of holders representing a majority of the issued and outstanding shares of the Company's Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Meeting. Votes cast by proxy or in person at the Meeting will be tabulated by the inspector of elections appointed for the Meeting, who will determine whether or not a quorum is present. Shares of Common Stock represented by proxies that are marked "abstain" will be included in the determination of the number of shares present and voting for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are not counted as voted either for or against a Proposal. Brokers holding Common Shares for beneficial owners in "street name" must vote those shares according to specific instructions they receive from the owners. However, brokers have discretionary authority to vote on "routine" matters. Absent specific instructions from the beneficial owners in the case of "non-routine" matters, the brokers may not vote the shares. "Broker non-votes" result when brokers are precluded from exercising their discretion on certain types of proposals. Shares that are voted by brokers on some but not all of the matters will be treated as shares present for purposes of determining the presence of a quorum on all matters, but will not be treated as shares entitled to vote at the Meeting on those matters as to which instructions to vote are not provided by the owner.

         The Board of Directors of the Company has adopted and approved each of the Proposals set forth herein and recommends that the Company's Shareholders vote "FOR" each of the Proposals. Approval of the proposals require the affirmative vote of a majority of the Company's outstanding Common Shares.

         This Proxy Statement, the accompanying Notice of Meeting and the form of proxy have been first sent to the Shareholders on or about December 1, 2004.

              The date of this Proxy Statement is November 30, 2004

                                TABLE OF CONTENTS

                                                                                             Page

SUMMARY............................................................................................ 1
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS.................................................. 2
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT..................................... 3
PROPOSAL 1:  APPROVAL OF NOMINEES TO THE BOARD OF DIRECTORS........................................ 4
         General................................................................................... 4
         Meetings of the Board of Directors........................................................ 6
         Compensation of the Board of Directors.................................................... 6
         Limitation on Liability and Indemnification of Directors and Officers..................... 6
         Executive Compensation.................................................................... 7
         Stock Option Grants....................................................................... 7
         Employment Agreements..................................................................... 8
         Committees of the Board of Directors...................................................... 8
         Legal Proceedings......................................................................... 9
         Certain Relationships and Related Transactions............................................10
         Section 16(a) Beneficial Ownership Reporting Compliance...................................10
         Shareholder Vote Required.................................................................11
PROPOSAL 2:  APPROVAL OF THE APPOINTMENT OF WEBB & COMPANY, PA.....................................12
         General...................................................................................12
         Audit Fees................................................................................12
         Financial Information Systems Design and Implementation Fees and All Other Fees...........12
         Shareholder Vote Required.................................................................13
PROPOSAL 3: RATIFICATION OF THE AMENDMENT TO THE COMPANY'S
ARTICLES OF INCORPORATION INCREASING THE AUTHORIZED SHARE
CAPITAL TO THREE HUNDRED MILLION SHARES OF COMMON STOCK............................................14
         The Authorization.........................................................................14
         Description of Securities.................................................................14
         Conversion Rights.........................................................................14
         Voting Rights.............................................................................14
         Transfer Agent............................................................................14
         Financial and Other Information...........................................................14
         Shareholder Vote Required.................................................................18
STATEMENT OF ADDITIONAL INFORMATION................................................................19
GENERAL AND OTHER MATTERS..........................................................................19
SOLICITATION OF PROXIES............................................................................19
SHAREHOLDER PROPOSALS..............................................................................19

         APPENDIX A............................................................................Financial Statements

         APPENDIX B.........................................................................Audit Committee Charter

                                     SUMMARY

The following is a summary of the terms of the Proposals. This summary is qualified by the more detailed description appearing elsewhere in this proxy statement. Unless otherwise indicated, all references to "we", "us", and "our" refer to Centurion Gold Holdings, Inc., a corporation formed under the laws of the State of Florida. We urge you to carefully read this Proxy Statement, and the exhibits hereto, in their entirety because the information in this summary is not complete.

- The first item to be voted on at this meeting of our shareholders is the proposal to approve the nominees to the Board of Directors. See "Proposal 1: Approval of Nominees to the Board of Directors."

- The second item to be voted on at this meeting of our shareholders is the ratification of our independent auditors. See "Proposal 2: Approval of the Appointment of Webb & Company, P.A. "

- The third item to be voted on at this meeting of our shareholders is the proposal to approve the authorization of an increase in the Company's authorized share capital to three hundred million shares of Common Stock. See "Proposal 3: Ratification of the Amendment to the Company's Certificate of Incorporation Increasing the Authorized Share Capital to Three Hundred Million Shares of Common Stock."

- Shareholder approval of Proposal 3 requires the affirmative vote of a majority of votes entitled to be cast on the amendment. See 607-1003(2)(5) of the Florida Business Corporation Act.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Information included in this Proxy Statement may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from our future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe the our future plans, strategies and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology. These forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that these projections included in these forward-looking statements will come to pass. Our actual results could differ materially from those expressed or implied by the forward-looking statements as a result of various factors. We undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of November 30, 2004, there were 49,823,750 shares of common stock issued and outstanding.

The following table shows the amount of the Company's Common Stock beneficially owned as of November 30, 2004 by each person who beneficially owns more than five percent of the Company's outstanding Common Stock, by each of the Company's executive officers and directors, and by all of the Company's executive officers and directors as a group. Unless indicated otherwise, the address of the beneficial owners is: c/o Centurion Gold Holdings, Inc., 12 Main Reef Road, Primrose, South Africa 1401.

                              NUMBER OF SHARES          PERCENTAGE OF
NAME (1)                      BENEFICIALLY OWNED        COMMON STOCK

Andrew Dale Paul (2)            28,269,700              56.74%

Daros Trust (2)
46 21st Street, Parkhurst, 2193
Johannesburg
South Africa                    28,200,200              56.60%

Keith Archie Hart (3)              562,000               1.13%

Arthur V. Johnson, CEO,
President and Chairman             500,000               1.00%

Bruce Williamson                         0                   0

Dr. Wynand Goosen                        0                   0

Michael Godfrey Saner                    0                   0

All officers and directors as
a group (6 persons)(4)                   0                   0

(1) Unless otherwise provided, the address of the officers and directors is: c/o Centurion Gold Holdings, Inc., 12 Main Reef Road, Primrose, South Africa 1401.

(2) Andrew Dale Paul is a 20% beneficiary of the Daros Trust and we have included for purposes of this report all shares held by Daros Trust. Mr. Paul also holds 69,700 shares of our common stock in his own name.

(3) Includes 500,000 shares of our common stock which are owned by The Hollandsche Trust No. IT 8953/98 ("Hollandsche Trust"), which may be deemed beneficially owned by Keith Archie Hart (COO and Director), the sole beneficiary of the Hollandsche Trust. Mr. Hart also holds 62,000 shares of our common stock in his own name.

(4) Includes all shares held by the Daros Trust and Hollandsche Trust.

                                   PROPOSAL 1

APPROVAL OF NOMINEES TO THE BOARD OF DIRECTORS

General

A board of six directors is to be elected at the Meeting to hold office until the next annual meeting or until their successors are elected. Unless individual Shareholders specify otherwise, each returned proxy will be voted for the election of the six nominees who are listed herein. The following schedule sets forth certain information concerning the nominees for election as directors.

Name                 Age    Director Since    Position with the Company

Arthur Johnson       69     2003              Chief Executive Officer and
                                              Director

Keith Archie Hart    39     2004              Chief Operating Officer and
                                              Director

Andrew Dale Paul     42     2003              President, Chief Executive Officer
                                              and Chairman of the Board of
                                              Directors

Bruce Williamson     51     2004              Director

Dr. Wynand Goosen    39     2004              Director

Michael Godfrey      59     2004              Director
Saner

All directors serve for three years and until their successors are elected and qualified. All officers serve at the pleasure of the Board of Directors. There are no family relationships among any of the officers and directors.

Information concerning the Company's executive officers and directors is set forth below.

Arthur V. Johnson has served as the Company's Chief Executive Officer, President and Chairman of the Board of Directors since June 2003. Effective December 1, 2004, Mr. Johnson will resign as our CEO and be appointed as our Chief Financial Officer. He also will resign as Chairman of our Board of Directors, but remain a Director. His responsibilities include expansion of the company through acquisitions. In addition, Mr. Johnson oversees all corporate governance and any of the Company's reporting requirements. From February 1998 to April 2003, Mr. Johnson was Managing Director of Century Minerals (Pty) Ltd., a resource commodity trading house. Mr. Johnson has over 30 years experience in mining and previously served as a Director with Babcock International Group. Mr. Johnson previously sold his own chrome business to SA Chrome, a public company. Mr. Johnson graduated from the University of Cape Town in 1955 with a Degree in Commerce.

Keith Archie Hart has been the Company's Chief Operating Officer and a Director since March 2004. From December 2002 until March 2004, Mr. Hart operated Moloi Mining, a small mining contract company. From February 1993 to December 2002, Mr. Hart was the Executive Director and CEO of New Kleinfontein Mining Company Ltd. From March 1983 to June 1992, Mr. Hart was the Managing Director of Kennys Transport Pty Ltd.

Andrew Dale Paul has been a Director since May 2003, the Company founder, and Vice-President since April 2004. From January 2004 until April 2004, Mr. Paul was the Company's Chief Operating Officer.Effective December 1, 2004, Mr. Paul will become our Chairman of our Board of Directors, President, and Chief Executive Officer. He is currently responsible for the implementation of management structures and controls for acquisition to ensure their profitability. Mr. Paul works on acquisition structuring and management controls. From June 2003 to January 2004, Mr. Paul was a consultant for Investpro Commodities. From April 2001 to December 2003, Mr. Paul was Managing Director of Investpro Holdings (Pty) Ltd., a mining investment company. From October 1989 to March 2000, Mr. Paul was Managing Director of Trizon Chemicals
(Pty) Ltd., an agricultural and mining chemical trading operation. Mr. Paul graduated from the University of Natal with a degree in Agriculture in 1983.

Mr. Paul has owned and run many of his own companies in the past and worked for multinationals such as ICI. He is a seasoned entrepreneur with over five years of experience in the mining industry.

Bruce Williamson became a Director in April 2004 and was the Company's Chief Financial Officer from May until September 2004. He presently chairs the Company's audit committee. From June 2002 until April 2004, Mr. Williamson operated independently as a consultant to the growing small mining sector in South Africa and as a sponsor to listed company OTR Mining Limited and as a consultant to Argosy Minerals. From January 1998 to June 2002, Mr. Williamson was Corporate Finance Manager, mining division, at ABN Amro Securities.

Mr. Williamson has a Mining Diploma from Wits Technicon and a B. Com from the University of Cape Town. His career started with Gold Fields (the fourth largest gold mine in the world), where he spent seven years on production. Mr. Williamson switched to a career in the investment sector and was voted top gold analyst while with J D Anderson & co/ SBC Warburg in 1992 where he worked for 13 years. His appointment and vast experience in mining, mining finance and the investment sector is an essential element in the Company's growth strategy.

Dr. Wynand Goosen has been a Director since July 2004. Since November 1998, Dr. Goosen has been a director of Gold Rose Investments Pty Ltd. From November 1998 to April 2000, Dr. Goosen was Executive Deputy Chairman of The Learning Corporation Ltd. ("TLC"), an education and staffing business company. Prior to joining TLC, from 1995 to 1998 Dr. Goosen was the Director and Head of the School of Human Technology, Technikon Witwatersrand. During his employment at the School of Human Technology, he actively consulted in capital restructuring.

Dr. Goosen graduated with a Bachelor of Commerce (Honours) from RAU in 1987, a Masters of Commerce (Guidelines for investment in Real Estate) from RAU in 1991, a Masters of Arts degree in Vocational Education from Hawthorne University in 1994. In addition, Dr. Goosen holds a Diploma in Banking and membership with several professional organizations. Dr. Goosen was responsible for the development of the National Diploma and Btech in Banking.

Dr. Goosen regularly consults on human development and highly technical financial ventures. His experience also includes the establishment of a travel agency, fund raising on the OTC Bulletin Board, establishment of a forex house that now operates in San Francisco as well as Mergers & Acquisitions for JSE Listings. Dr Goosen is a well-known conference speaker and has been quoted in newspapers and interviewed for TV on economic commentary.

Michael Godfrey Saner has been a Director since July 2004. From March 2002 to November 2004, Mr. Saner was a consultant and adviser to the Governor of the Bank of Tanzania and his cabinet, monitoring operations and costs at the Buhemba Gold Mine in the Mara region of Tanzania. From January 2000 to August 2002, Mr. Saner was a technical/financial advisor and consultant to Nedbank Ltd. in connection with sovereign loan financing to Buhemba Gold Mine. From 1996 to 2000, Mr. Saner was a Mineral Industry Consultant and project initiator and developer of various mineral beneficiation projects, including companies involved in chrome chemicals, industrial minerals and rare earths, and alluvial diamond deposits. Mr. Saner graduated from the University of Natal with a Bachelor of Science degree in Geology in 1967. He became a Chartered Engineer in the United Kingdom in 1976 and Professional Natural Scientist in February 1984.

Mr. Saner has over 36 years of post-graduate experience in the business of mineral and resource exploration, assessment, feasibility, development, operation, investment and financing of minerals, beneficiation, and other projects, covering a wide range of commodities and deposit types, with on-the-ground experience in over 17 countries.

Meetings of the Board of Directors

The Board of Directors held 3 meetings in 2003. Each Director attended all Board meetings.

Compensation of the Board of Directors

Directors are not presently compensated for serving on the board of directors.

Limitation on Liability and Indemnification of Directors and Officers

Section 607.0850(1) of the Florida Business Corporation Act, as amended (the "Florida Act"), provides that, in general, a Florida corporation may indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the Company), by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against liability incurred in connection with such proceeding, including any appeal thereof, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful.

In the case of proceedings by or in the right of the corporation, Section 607.0850(2) of the Florida Act provides that, in general, a corporation may indemnify any person who was or is a party to any such proceeding by reason of the fact that he is or was a director, officer, employee or agent of the corporation against expenses and amounts paid in settlement actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof, provided that such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claims as to which such person is adjudged liable unless a court of competent jurisdiction determines upon application that such person is fairly and reasonably entitled to indemnity.

Section 607.0850 further provides that to the extent a director, officer, employee or agent of a corporation is successful on the merits or in the defense of any proceeding referred to in subsections (1) or (2) of Section 607.0850 or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith; that the corporation may advance such expenses; that indemnification provided for by Section 607.0850 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation may purchase and maintain insurance on behalf of such person against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under such Section 607.0850.

Section 607.0850 of the Florida Act further provides that, in general, indemnification or advancement of expenses shall not be made to or on behalf of any director, officer, employee or agent if a judgment or other final adjudication establishes that such person's actions, or omissions to act, were material to the cause of action so adjudicated and constitute: (i) a violation of the criminal law, unless such person had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (ii) a transaction from which such person derived an improper personal benefit; (iii) in the case of a director, a circumstance under which the director has voted for or assented to a distribution made in violation of the Florida Act or the corporation's articles of incorporation; or (iv) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in favor or in a proceeding by or in the right of a shareholder.

The Articles of Incorporation and Bylaws provide that the Company shall indemnify the directors and officers to the fullest extent permitted by Florida law.

Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to the Company's directors, officers and controlling persons pursuant to the provisions described above, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of the Company's counsel the matter as been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

Executive Compensation

The following table sets forth information with respect to compensation earned during the fiscal year ended March 31, 2004 by the Company's executive officers and directors.

                                 Annual Compensation($)                  Long Term Compensation
                                 ----------------------                  ----------------------
                                                                             Awards    Payouts
                                                                             ------    -------
Name and                                                  Other Annual   Securities    LTIP             All Other
Principal        Year   Salary          Bonus             Compensation   Underlying    Payouts          Compensation
Position                                                                 Options/SARs(#)

Arthur Johnson         $22,498          0                 0              - - -         - - -            - - -
(1)
Chief Executive
Officer,
Director

Andrew Dale Paul       0                0                 0                            - - -            - - -
(2)
Vice President,
and
Chairman of
Board of
Directors

Keith Hart (3)         0                0                 0                                            $1,425,000
Mine Manager,
Director and
Chief Operating
Officer
Jim Dodrill (4)        0                0                 0

(1) Mr. Johnson will become the CFO on October 1, 2004.
(2) Mr. Paul will become Chairman of the Board of Directors, President, and Chief Executive Officer on December 1, 2004.
(3) Mr. Hart became the mine manager of Primrose Gold Mine in March 2004. Mr. Hart became the Chief Operating Officer in March 2004.
(4) Mr. Dodrill served as President through June 2003.

Stock Option Grants

The Company has not issued any grants of stock options to date.

Employment Agreements

The Company has entered into an employment agreement with Arthur Johnson to act as the Chief Executive Officer effective April 1, 2004 for an annual salary of 1,200,000 Rand (which is currently the equivalent of approximately $200,000). Mr. Johnson will also be eligible to receive bonus payments as determined by the Company's board of directors. The agreement will continue until terminated by either party with three months notice or terminated for cause by the Company. In May 2004, the Company amended the employment agreement with Arthur Johnson to reduce his salary to 600,000 Rand (US$100,000).

The Company has entered into an employment agreement with Andrew Dale Paul to act as the Chief Operating Officer effective April 1, 2004 for an annual salary of 1,200,000 Rand (which is currently the equivalent of approximately $200,000). Mr. Paul will also be eligible to receive bonus payments as determined by the board of directors. The agreement will continue until terminated by either party with three months notice or terminated for cause by the Company. In May 2004, the Company amended the employment agreement with Andrew Dale Paul to reduce his salary to 600,000 Rand (US$100,000) and to hire him as the Vice-President. In connection therewith, Mr. Paul resigned his position as Chief Operating Officer.

The Company has entered into an employment agreement with Keith Archie Hart to act as the Mine Manager of the Company's Primrose Gold Mine effective April 1, 2004 for an annual salary of 750,000 Rand (which is currently the equivalent of $125,000). Mr. Hart will also be eligible to receive bonus payments as determined by the board of directors. The agreement will continue until terminated by either party with three months notice or terminated for cause by the Company. In May 2004, the Company amended the employment agreement with Keith Archie Hart to reduce his salary to 600,000 Rand (US$100,000) and to hire him as the Chief Operating Officer.

Committees of the Board of Directors
------------------------------------

The Board of Directors has two standing committees: the Audit Committee and the Compensation Committee.

The Audit Committee is composed of Bruce Williamson, Michael Saner and Dr. Wynand Goosen. Bruce Williamson serves as the Chairman of the Audit Committee. The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is included with this Proxy Statement as Appendix B.

The Audit Committee makes recommendations to our board of directors regarding the independent auditors for our company, approves the scope of the annual audit activities of our independent auditors, review audit results and will have general responsibility for all of our auditing related matters.

The purpose of the Audit Committee is to assist our board of directors in the oversight of the integrity of the consolidated financial statements of our company, our company's compliance with legal and regulatory matters, the independent auditor's qualifications and independence, and the performance of our company's independent auditors. The primary responsibilities of the Audit Committee are set forth in its charter, and include various matters with respect to the oversight of our company's accounting and financial reporting process and audits of the consolidated financial statements of our company on behalf of our board of directors. The Audit Committee also selects the independent certified public accountants to conduct the annual audit of the consolidated financial statements of our company; reviews the proposed scope of such audit; reviews accounting and financial controls of our company with the independent public accountants and our financial accounting staff; and reviews and approves transactions between us and our directors, officers, and their affiliates.

Accordingly, the Audit Committee discusses with Webb & Company, PA ("Webb "), our auditors, our audited financial statements, including among other things the quality of our accounting principles, the methodologies and accounting principles applied to significant transactions, the underlying processes and estimates used by our management in our financial statements and the basis for the auditor's conclusions regarding the reasonableness of those estimates, in addition to the auditor's independence.

In 2003 there were no meetings of the Audit Committee; all actions were taken by unanimous written consent in lieu of a meeting.

Our Board has determined that all of the members of the Audit Committee are independent as defined by NASD Rule 4200(a)(15), because those independent directors do not have any relationship with us other than as Directors.

Report of the Audit Committee

The Audit Committee of the Board of Directors has reviewed and discussed our audited financial statements for fiscal 2003 with our management. The Audit Committee has discussed with Webb, our independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61. The Audit Committee has discussed with Webb its independence and expects to receive the written disclosures and the letter from Webb required by Independence Standards Board Standard No. 1. Based on the review and discussions described above, among other things, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for fiscal 2003.

The information contained in the foregoing report shall not be deemed to be "soliciting material" or "filed" or incorporated by reference into any of the Company's previous or future filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent specifically incorporated by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Audit Committee Financial Expert

Our Board of Directors has determined that Bruce Williamson qualifies as its "audit committee financial expert", as defined under Item 401(e) of Regulation S-B, and has therefore appointed him as such. The other members of the Audit Committee are all capable of reading and understanding financial statements.

Compensation Committee

The Compensation Committee is composed of Dr. Wynand Goosen and Michael Saner, both of whom are independent directors. The Compensation Committee has responsibility for evaluating the performance of the Chief Executive Officer and, as part of the succession planning process, reviewing the CEO's evaluation of the executives who report directly to the CEO. The Compensation Committee's duties also include approving the compensation arrangements for the highest-salaried executives, approving the any incentive plan, authorizing the issuance of stock options and any other stock-based awards. The Compensation Committee held no meetings in 2003.

Legal Proceedings

Other than as set forth below, the Company is not a party to any material legal proceedings, nor are any legal proceedings pending or threatened, other than those arising in the ordinary course of business. The Company is not aware of any legal proceedings contemplated by any governmental authorities involving the Company. None of the Company's directors, officers or affiliates is an adverse party in any legal proceedings involving the Company or the Company's subsidiaries, or has an interest in any proceeding which is adverse to the Company or the Company's subsidiaries.

One of the Company's subsidiaries, Glencairn Gold Mine, is involved in several lawsuits related to the Company's prior operations and management. The prior management has provided a loan in the amount of $280,920 at March 31, 2004 to offset any amounts due as a result of these lawsuits. At March 31, 2004, several of these lawsuits have resulted in judgments against the Company and the Company is negotiating with several vendors to establish monthly payment plans. These claims and legal proceedings relate to contractual rights and obligations and employment matters. While there can be no assurance that an adverse determination of any such matters could not have a material adverse impact in any future period, management does not believe, based upon information known to it, that the final resolution of any of these matters will have a material adverse effect upon the Company. The Company believes that these allegations have no merit and intends to vigorously defend these suits.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The following transactions were all concluded with the Daros Trust, of which Andrew Dale Paul (our President, CEO, and Chairman of the Board of Directors) is a 20% beneficiary.

On June 20, 2003, the Company finalized the acquisition of 100% of the issued and outstanding capital stock of Omaruru. The stockholders of Omaruru received in the aggregate 20,700,000 (post-split) restricted shares of the common stock of Centurion in exchange for 100% of the issued and outstanding stock of Omaruru. Omaruru holds the Notarial Mineral Lease over the precious metals claims and mineral rights and the mining assets for Omaruru Minerals (Proprietary) Limited, known as the Elandshoogte Mine.

On October 8, 2003, the Company finalized the acquisition of 100% of the issued and outstanding capital stock of Desta and Area 9B and Odzi, collectively known as the Sellies Gold Mine. The stockholders of Desta and Area 9B and Odzi received in the aggregate 5,000,000 restricted shares of our common stock in exchange for 100% of the issued and outstanding stock of Desta and Area 9B and Odzi. Desta and Area 9B and Odzi holds the Notarial Mineral Lease over the precious metals claims and mineral rights and the mining assets for the Sellies Gold Mine as follows:

Desta: Certain permit issued under Section 161 of the Mining Rights Act No 20 of 1967 to retain and treat tailing, slimes, waste rock or other mine residue situated on the farm Witpoortjie No 117 Registration Division I.R. Gauteng region. Permit No 24/78, Licence No 74, Plan R M T No 0180/78;

Odzi: The immovable property known as Portion 277 (a portion of Portion 263) of the farm Witpoortjie No 117, Registration Division I.R. Gauteng region measuring 9,8544 hectares; and the remaining extent of Witpoortjie 117 I.R. Province of Gauteng, measuring 24,10 hectares and 7,62 hectares in extent.

Area 9B: Portion 275 (a portion of Portion 263) of the farm Witpoortjie 117, Registration Division I.R. Province of Gauteng measuring 23,8562 hectares General Plan S.G. No A.13266/1995 and held by Certificate of Registered Title T. 90933/96.

On December 31, 2003, the Company finalized the acquisition of 100% of the issued and outstanding capital stock of Coinholders and Investpro, known as the Spruitfontein and Marikana Mines, respectively. The stockholders of Coinholders and Investpro received in the aggregate 10,000,000 restricted shares of the Company's common stock in exchange for 100% of the issued and outstanding stock of Coinholders and Investpro. Coinholders and Investpro hold the Notarial Mineral Lease over the precious metals claims and mineral rights and the mining assets for the Spruitfontein and Marikana Mines as follows:

Real estate consisting of Portions 17 and 18 of the farm Spruitfontein 341, Registration Division J.Q. and The Farm Kafferskraal 342, registration Division J.Q. North West Province, South Africa.

As of June 30, 2004, the Company has received loans in a total principal amount of $918,556 from entities which Dale Paul, the Company Vice-President or his family are controlling shareholders. As described in the Notes to the Company's Financial Statements, these loans are payable on demand, accrue 4% compound interest per annum and are unsecured. In addition, in May 2004, the Company entered into a note payable agreement with The Hollandsche Trust (of which the Chief Operating Officer, Keith Hart, is the sole beneficial owner) to lend the Company up to $625,000. The loan is unsecured, due June 30, 2005, and accrues interest at the rate of 10% per annum. As of the date of this registration statement, the Hollandsche Trust has loaned the Company US$92,046.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and any person who owns more than 10% of our common stock (the "Reporting Persons") to file with the Securities and Exchange Commission reports of ownership and reports of changes in ownership of our common stock. Under Securities and Exchange Commission rules, we receive copies of all Section 16(a) forms that these Reporting Persons file. We have reviewed copies of these reports and written representations from the Reporting Persons. We believe all Reporting Persons complied with their Section 16(a) reporting obligations during 2003.

                            Shareholder Vote Required

Approval of the proposal to elect the director nominees will, pursuant to the Company's bylaws, require the affirmative vote of the holders of a majority of the Common Shares present in person or represented by proxy at the Meeting.

The Board of Directors recommends that the Shareholders vote "FOR" this Proposal 1 to elect the nominees to the Board of Directors.

                                   PROPOSAL 2

               APPROVAL OF THE APPOINTMENT OF WEBB & COMPANY, P.A.

General

Salberg & Company, PA ("Salberg") was the independent auditor for the Company until its dismissal on August 6, 2003. Webb & Company, P.A. ("Webb") was appointed as the Company's independent auditor on August 6, 2003. The Company had no disagreements with Salberg for the period January 1, 2003 through August 6, 2003 on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Webb would have caused it to make a reference to the subject matter of the disagreement in connection with its reports.

For the period from January 1, 2003 through August 6, 2003 (the date the relationship ended with the former accountant), the Company had not been advised of any matters described in Regulation S-B, Item 304(a)(1)(B).

Prior to August 6, 2003, the Company did not consult with Webb regarding (i) the application of accounting principles, (ii) the type of audit opinion that might be rendered by Salberg, or (iii) any other matter that was subject of a disagreement between the Company and Salberg.

Financial Information Systems Design and Implementation Fees and All Other Fees

Audit Fees. In connection with the audit of the Company's annual financial statements for fiscal year 2003, Webb billed us approximately $100,085.

Financial Information Systems Design and Implementation Fees and All Other Fees. No fees were billed by either Webb or Salberg for professional services rendered during fiscal year 2003 relating to the review of our tax returns, consultations on accounting standards and other miscellaneous services.

Consequently, the Audit Committee has not considered whether provision of the services described above under the caption "Financial Information Systems Design and Implementation Fees and All Other Fees" would be compatible with maintaining the independent auditor's independence.

Changes in Registrant's Certifying Accountant

Previous Independent Auditors:
------------------------------

Salberg & Company, PA ("Salberg") was dismissed as the independent auditor for the Company on August 6, 2003 based upon the acquisition by the Company of one hundred percent (100%) of the issued and outstanding capital stock of Omaruru Exploration Company (Proprietary) Limited. ("Omaruru").

Salberg's reports on the financial statements of the Company for the fiscal year ended December 31, 2002, for the period from August 9, 2001 (inception) through December 31, 2001 and for the period from August 9, 2001 (inception) through December 31, 2002 contain no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles except that there was an explanatory paragraph relating to our ability to continue as a going concern.

The Company's Board of Directors approved the change in accountants.

For the fiscal year ended December 31, 2002, for the period from August 9, 2001 (inception) through December 31, 2001 and for the period from January 1, 2003 through August 6, 2003, there has been no disagreement between the Company and Salberg, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Salberg would have caused it to make a reference to the subject matter of the disagreement in connection with its reports.

During the fiscal year ended December 31 2002, for the period from August 9, 2001 (inception) through December 31, 2001 and for the period from January 1, 2003 through August 6, 2003 (the date the relationship ended with the former accountant), the Company has not been advised of any matters described in Regulation S-B, Item 304(a)(1)(B).

New Independent Auditors.

The Company engaged Webb & Company P.A., 1525 Arezzo Circle, Boynton Beach, Florida, 33436 ("Webb"), as its new independent accountants as of August 6, 2003, Prior to such date the Company did not consult with Webb regarding (i) the application of accounting principles, (ii) the type of audit opinion that might be rendered by Salberg, or (iii) any other matter that was subject of a disagreement between the Company and its former auditor as described in Item 304(a)(1)(iv) of Regulation S-B.

Representatives of Webb are expected to attend the meeting, where they are expected to be available to response to appropriate questions and, if they desire, to make a statement

            ---------------------------------------------------------

                            Shareholder Vote Required

The ratification of the appointment of Webb as the Company's independent auditor requires the affirmative vote of a majority of the shares of voting stock present in person or represented by proxy at the Meeting.

The Board of Directors recommends that the Shareholders vote "FOR" this Proposal 2 to ratify the appointment of Webb & Company, P.A. as its independent auditor.

                                   PROPOSAL 3

           RATIFICATION OF THE AMENDMENT TO THE COMPANY'S ARTICLES OF
      INCORPORATION INCREASING THE AUTHORIZED SHARE CAPITAL TO THREE HUNDRED
                         MILLION SHARES OF COMMON STOCK

In order to cover future contingencies, the Company will be required to authorize and issue a greater numbers of shares of Common Stock than is presently available therefor. Consequently, the Board of Directors has determined to increase the Company's authorized share capital to three hundred million (300,000,000) shares of Common Stock. The Company has no current intention or commitment to issue an amount of shares in excess of the 100,000,000 currently authorized.

The Board has unanimously approved and unanimously recommends that the Stockholders ratify the authorization of an increase in the Company's authorized share capital to 300,000,000 shares of Common Stock.

The Authorization

The Company intends to seek stockholder approval for the authorization of an additional two hundred million (200,000,000) shares of Common Stock, 0.001 par value per share and the amendment to its Articles of Incorporation required thereby.

Description of Securities

The Company's authorized capital stock consists of 100,000,000 shares of Common Stock and 20,000,000 shares of preferred stock. As of the date hereof, there are issued and outstanding 49,823,750 shares of Common Stock and no shares of Preferred Stock.

The Board of Directors has adopted a resolution increasing the Company's authorized share capital from 100,000,000 to 300,000,000 shares of Common Stock. This increase will require an amendment to the Company's Articles of Incorporation, according to Section 607.1003 of the Florida Business Corporation Act. Florida law requires stockholder approval for an amendment increasing a corporation's authorized capital stock. Pursuant to Section 9.3 of the Company's Articles of Incorporation, no holders of any common stock has any preemptive rights. The Company is seeking Stockholder approval for the amendment hereby.

Conversion Rights. The Company may issue up to 20,000,000 shares of preferred stock from time to time in one or more series, and with such rights, preferences and designations as the board of directors may determinate from time to time. As of the date hereof, the Company has not issued any shares of preferred stock. The board of directors is expressly authorized to issue shares of preferred stock in one or more series, to fix the number of shares in each such series and to fix the designations and the powers and preferences of each such series. The board of directors has the right to exchange or convert shares of the series into other securities or property, and the rate or basis, time, manner and condition of exchange or conversion.

Voting Rights
-------------

The holders of Common Stock are entitled to one vote per share on all matters requiring stockholder action.

Transfer Agent
--------------

The Company's transfer agent is Corporate Stock Transfer, Inc. The transfer agent's mailing address is 3200 Cherry Creek South Drive, Denver, Colorado 80209.

Financial and Other Information
-------------------------------

Financial Statements
See Appendix A

Management's Discussion and Analysis of Financial Condition and Results of Operations

Forward-looking Statements

The following discussion should be read in conjunction with our consolidated financial statements and related notes included elsewhere in this Proxy Statement. Our independent auditors have expressed in their audit opinion dated March 31, 2004 that there is substantial doubt that we can continue as a going concern unless we can further implement our business plan, raise capital and generate revenues.

This filing contains forward-looking statements. The words "anticipated," "believe," "expect," "plan," "intend," "seek," "estimate," "project," "will," "could," "may," and similar expressions are intended to identify forward-looking statements. These statements include, among others, information regarding future operations, future capital expenditures, and future net cash flow. Such statements reflect our management's current views with respect to future events and financial performance and involve risks and uncertainties, including, without limitation, general economic and business conditions; industry capacity; industry trends; competition; changes in business strategy or development plans; project performance; the commercially viability of our retail gift card platform and offerings; availability, terms, and deployment of capital; and availability of qualified personnel. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove to be incorrect, actual results may vary materially and adversely from those anticipated, believed, estimated or otherwise indicated. These forward-looking statements speak only as of the date of this Proxy Statement. Subject at all times to relevant federal and state securities law disclosure requirements, we expressly disclaim any obligation or undertaking to disseminate any update or revisions to any forward-looking statement contained herein to reflect any change in our expectations with regard thereto or any changes in events, conditions or circumstances on which any such statement is based. Consequently, all of the forward-looking statements made in this filing are qualified by these cautionary statements and there can be no assurance of the actual results or developments.

Overview

We are a junior gold mining company (mining companies with market capitalizations of less than $50 million) with a roll-up strategy to acquire near revenue stream or revenue stream low production cost mining companies. Our focus is on low cost operations with turnaround opportunities to further enhance profitability. We are building up a strong team of management and operations personnel experienced in mining to take advantage of these opportunities, especially in South Africa, due to the new legislation which was implemented in May 2004. This legislation enforces a "use it or loose it" strategy, whereby all mining claims must be prospected within a certain time frame, otherwise, such prospects revert to the state.

We are in an early stage of executing our business strategy and have recently acquired four properties. In addition to the Sellies Gold Mine, the Omaruru Gold Mine is beginning to produce a concentrate and the chrome operation is in the process of finalizing its mining authorization. As a result, we have begun open cast mining. Primrose Gold Mine (acquired in February 2004) is now producing approximately 25 kilograms (60 pounds) of gold per month as opposed to approximately 1.0 kilogram (2.4 pounds) when we assumed control of the mines.

In the second quarter we actively positioned ourselves to raise cash for our acquisition targets and were successful in raising $3.0 million in debt financing. We intend to continue to seek both equity and additional debt financing to take advantage of our targets and to provide us with reserves for other opportunities as they present themselves. We are finalizing agreements on our fifth acquisition and hope to close this by year end which we believe will enhance our annual revenues by approximately 24 million dollars.

Results and Plan of Operations

For the period from April 1, 2004 through June 30, 2004 revenue from ongoing operations was approximately $377,000, all of which was generated by the Primrose Gold Mine. The Primrose Gold Mine is currently yielding positive cash flows and self funding.

At the time of the Primrose Gold Mine acquisition, the mine produced approximately 1 kilogram (2.4 pounds) of gold per month. Under the leadership of our current management, gold production has increased significantly and is currently yielding approximately 25 kilograms (60 pounds) per month. At this level of production, Primrose Gold Mine has in excess of approximately $100,000 free cash flow per month to reduce liabilities generated by the prior management and ownership of the Primrose Gold Mine. We expect these liabilities to be paid off within the next 12 months. A second mining shaft, Stanhope, has also been opened for exploration. We anticipate exceeding current gold production in the second quarter.

We are unable to commence mining until we receive the new mining license from the government; however, the processing of the mine dumps at Omaruru has already begun in anticipation of receiving such license. The mine dumps are above ground and were created from the extraction of the gold bearing ore underground.

Production at the Sellies Gold Mine began on a very limited basis in order to establish the viability of setting up a larger plant and commencing full scale production. We expect to receive our license by early in the third quarter and to start receiving a small amount of revenues during such period.

In addition, we are awaiting the new mining license for each of the following mines: the Chrome Mines, Marikana and Spruitfontein. Upon receipt of this license, open cast mining will commence. We believe that, although our auditor expressed substantial doubt about our ability to continue as a going concern, due to our management advancing loans to the company to cover operational expenses, the $3.0 million in debt raised from Laurus Master Fund, Ltd., and our increased level of production at Primrose Gold Mine (provided we do not commence our anticipated operations), we will be able to satisfy our cash requirements for at least the next 12 months.

         Certain key factors that have affected our financial and operating results in the past may affect our future financial and operating results. These include, but are not limited to, the following:

         o        Gold prices;

         o Given the increase in reserves and the progress made on development projects, production revenues are anticipated to range between approximately $5.95 million and approximately $22.7 million through 2008;

         o        Changes in the Rand exchange rate in relation to the U.S.
                  dollar will continue to affect our future profitability and cash flow. Fluctuations in the Rand exchange rates in relation to the U.S. dollar can increase or decrease profit margins and total cash costs per ounce to the extent costs are paid in South African Rand;

         o Capital expenditures in 2004 were $510,067 (excluding costs of acquisitions). We expect to increase capital expenditures in 2005 by approximately $500,000; and

         o Due to the strengthening of the gold market, and consistent with our exploration growth strategy, we expect 2005 exploration, research and development expenditures will total approximately $100,000.

Liquidity and Capital Resources

Our current liabilities exceed our current assets and may continue to do so in the future. Our organic business expansion will not require significant capital resources or outlays by the company. We expect to pay down accounts payable and notes payable from current and future Primrose Gold Mine cash flows. We will begin processing the gold bearing ore from the new Stanhope shaft at the Primrose facility, which will increase the revenues at Primrose Gold Mine during the second and third quarters of 2005.

During the first quarter, we continued to increase our revenues while decreasing our mining costs. These efforts have reduced the amount of cash used in operations during the quarter. We used $161,852 of proceeds from related party loans to make mine improvements and reduce liabilities generated by the former owners of the Primrose Gold Mine. We will continue to use any cash flow generated by the Primrose mine to reduce these liabilities during 2005.

Even though our auditor has expressed substantial doubt about our ability to continue as a going concern, and assuming that we do not commence some of our anticipated operations, we believe that we have sufficient financial resources to meet our obligations for at least the next twelve months.

Warrants

As of the date of this Proxy Statement, we had outstanding 1,000,000 warrants. The exercise price of the exercisable warrants is $.90 per share. If all of the warrants are exercised prior to their expiration, we will receive aggregate proceeds of approximately $900,000.

Dividends

We have not shown positive earnings in the past fiscal year, and have not paid any dividends. In all likelihood, we will use our earnings, if any, to develop our business and do not intend to declare dividends for the foreseeable future. Any decision to pay dividends on our common stock in the future will be made by our board of directors on the basis of earnings, financial requirements and other such conditions that may exist at that time. Notwithstanding the foregoing, on July 18, 2003, we declared a 3 for 1 common stock split to be effected in the form of a dividend payable to stockholders of record on July 29, 2003.

Going Concern

We have suffered recurring losses from operations, have a net working capital deficiency of $3,155,980 and a negative cash flow from operations of $115,537, all of which raise substantial doubt about our ability to continue as a going concern. We have undertaken a number of initiatives to address these issues, and have raised approximately $1,388,620 in aggregate proceeds in the form of notes payable (excluding the $3,000,000 raised in the private placement of a convertible secured term note issued to Laurus Master Fund, Ltd.).

We are currently increasing the production at the Primrose Gold Mine, which now has a positive cash flow. The excess funds at Primrose will be used to pay down our accounts payable and notes payable. Management believes that the actions presently being taken to raise capital, implement its business plan and generate additional revenues provide the opportunity for us to continue as a going concern

                            Shareholder Vote Required

Approval of the increase in the authorized share capital will require the affirmative vote of a majority of the shares outstanding that are entitled to be cast because such authorization would, pursuant to Section 607.1003 of the Florida Business Corporation Act, require the ratification of an amendment to the Company's Articles of Incorporation. Such amendment will, pending stockholder approval, be filed with the Florida Secretary of State pursuant to the Florida Business Corporation Act.

The Board of Directors recommends a vote FOR the ratification of an increase in the Company's authorized share capital to three hundred million (300,000,000) shares of Common Stock.

                       STATEMENT OF ADDITIONAL INFORMATION

The Company will furnish, to any Shareholder making such request, a copy of its Annual Report within one business day of receiving such request. The Annual Report will be sent by first class mail at no charge to such Shareholder. A copy of the Annual Report can be requested by writing to the Company at 12 Main Reef Road, Primrose, South Africa 1401, attention Secretary, or by calling the Company at +27(11) 873-5315.

                            GENERAL AND OTHER MATTERS

Management knows of no matters other than the matters described above that will be presented to the Meeting. However, if any other matters properly come before the Meeting, or any of its postponements or adjournments, the person or persons voting the proxies will vote them in accordance with his or their best judgment on such matters.

                             SOLICITATION OF PROXIES

The Company is making the solicitation of proxies and will bear the costs associated therewith. Solicitations will be made by mail only. The Company will reimburse banks, brokerage firms, other custodians, nominees and fiduciaries for reasonable expenses incurred in sending proxy material to beneficial owners of the Company's Common Stock.

                              SHAREHOLDER PROPOSALS

The Board of Directors has not yet determined the date on which the next annual meeting of Stockholders of the Company will be held. Any proposal by a Stockholder intended to be presented at the Company's next annual meeting of Stockholders must be received at the offices of the Company a reasonable amount of time prior to the date on which the information or proxy statement for that meeting are mailed to Stockholders in order to be included in the Company's information or proxy statement relating to that meeting.

By Order of the Board of Directors,


-----------------------------------
Dale Paul
CEO
November 30, 2004